FOR IMMEDIATE RELEASE

DONALD H. SLEDGE RESIGNS FROM
MCF CORPORATION BOARD OF DIRECTORS

San Francisco - March 29, 2007 - MCF Corporation (AMEX: MEM) announced that effective today Donald H. Sledge has resigned from its board of directors.

William Febbo, CEO of MedPanel, Inc., is expected to join the MCF Corporation board of directors and serve as Sledge’s replacement in accordance with the terms of MCF Corporation’s definitive agreement to acquire MedPanel announced November 7, 2006.

The board is expected to vote on Febbo’s nomination immediately following the close of the MedPanel acquisition, which will occur upon the Securities and Exchange Commission’s completion of their review of the MCF Corporation Form S-4 registration statement currently on file.

The entire board would like to recognize and thank Sledge for his leadership and contribution to MCF Corporation and its predecessor, Ratexchange Corporation.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking and asset management through its operating subsidiaries, Merriman Curhan Ford & Co. and MCF Asset Management, LLC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on February 14, 2007. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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Contact at the Company:
Christopher Aguilar
General Counsel
(415) 248-5634
ags@mcfco.com